UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2026

Fractyl Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41942	27-3553477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Van de Graaff Drive Suite 200
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 902-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GUTS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 4, 2026, Fractyl Health, Inc. (the “Company” or “Fractyl”) issued a press release furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01 Other Events.

On June 4, 2026, the Company announced positive one-year results from its open-label REVEAL-1 Cohort in individuals with obesity who have lost at least 15% of their total body weight on a GLP-1 medication and who either need or choose to discontinue GLP-1 therapy.

The REVEAL-1 data show that patients who underwent a single Revita procedure maintained approximately 78% of their prior GLP-1-induced weight loss at one year, with 33% of patients continuing to lose weight one year after discontinuing a GLP-1.

Key Findings:

•
Participants lost ~24% total body weight (>50 lbs.) on GLP-1 drugs prior to enrollment (duration on GLP-1 therapy ranging from five months to five years.) Patients were enrolled who had lost at least 15% total body weight on GLP-1 medicines, with 17 of 22 participants having greater than 17.5% total body weight loss on GLP-1 drugs. Safety and complete efficacy data through one year are available for 22 and 15 participants, respectively.
•
Participants maintained stable weight after a single Revita procedure, with a mean total body weight change of 5.3% ± 2.1% (LS means ± SE; n=15) at one year. An efficacy estimand in the full analysis set demonstrated similar results, with mean total body weight change of 5.8% ± 2.0% (LS means ± SE; n=22). Participants retained ~78% of their drug-induced weight loss at one year. 33% of participants continued to lose weight at one year.
•
100% of patients in the REVEAL-1 Cohort maintained at least 5% of GLP-1-induced weight loss through one year. This ≥5% threshold is the responder definition used as the second co-primary endpoint in the REMAIN-1 Pivotal Cohort, which evaluates a responder rate among the Revita treated participants at one year to assess the durability of the Revita procedure for weight maintenance after GLP-1 discontinuation.
•
Minimal change in HbA1c levels was observed after the Revita procedure (0.08% ± 0.08%; LS means ± SE from MMRM; n=15), compared to the ~0.4% increase in HbA1c seen post-GLP-1 discontinuation in the STEP-1 trial extension of GLP-1 withdrawal.
•
No procedure-related serious adverse events and no new treatment emergent adverse events were observed. Mild treatment-emergent adverse events occurred in eight of 22 participants (36%), were transient, self-limited, and all occurred within the first month of treatment. No late device-related adverse events were observed.

Item 9.01 Financial Statements and Exhibits.

The following exhibit relates to Item 7.01 and shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release dated June 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fractyl Health, Inc.

Date:	June 4, 2026	By:	/s/ Harith Rajagopalan
Harith Rajagopalan, M.D., Ph.D. Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)